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                                                                     EXHIBIT 5.1


                           Sklar Warren & Conway LLP
                       221 North Buffalo Drive, Suite A
                           Las Vegas, Nevada  89128


                                August 21, 1998



Linkon Corporation
140 Sherman Street
Fairfield, Connecticut  06430

Re:  Linkon Corporation -- Registration Statement on Form S-8
     --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Linkon Corporation, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") of the Company, covering 2,500,000 shares (the "Shares") of the Common Stock, $0.001 par value per share, of the Company, to be issued pursuant to the Amended and Restated Linkon Corporation 1996 Stock Option and Performance Incentive Plan (the "Plan").

     In rendering the opinion set forth herein, we have examined executed copies, telecopies or photocopies of: (i) the Registration Statement and the Plan; (ii) the Restated Articles of Incorporation and the By-laws of the Company; and (iii) such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate as a basis for the opinion expressed below. In our examination of such documents we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

     Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, and assuming: (i) the conformity of the certificates representing the Shares to the form of specimen thereof examined by us; and (ii) the due execution and delivery of such certificates, we are of the opinion that, upon the issuance of the Shares in accordance with the Plan (and in accordance with the terms of any written options, option agreements or other agreements issued or entered into pursuant to the Plan) and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

     We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the laws of the State of Nevada.
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                                                              Linkon Corporation
                                                                 August 21, 1998
                                                                          Page 2

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.


                              Very truly yours,


                              /s/ SKLAR, WARREN & CONWAY LLP